Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Neuphoria Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Fees to be paid	Equity	Common stock, par value $0.00001	Rule 457(o)		(1)(2)(3)		(4)	$100,000,000	0.00015310	$15,310	F-3	333-271696	5/17/23	$19,836

Fees Previously Paid	N/A	N/A	N/A	N/A		N/A		N/A		N/A

Carry Forward Securities

Carry Forward Securities	Equity	Common stock, par value $0.00001	Rule 457(o)		(1)(2)(3)		(4)	100,000,000		$15,310	F-3	333-271696	5/17/23	$19,836

	Total Offering Amounts							$100,000,000		$15,310

	Total Fees Previously Paid									$19,386

	Total Fee Offsets									N/A

	Net Fee Due									$0

(1)	The securities registered hereunder include such indeterminate number of shares of common stock, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. On December 23, 2024, the redomiciliation of Bionomics Limited ("Bionomics"), an Australian corporation, was implemented under Australian law between Bionomics and Neuphoria Therapeutics Inc., a Delaware corporation (“Neuphoria”), as a result of which Bionomics became a wholly-owned subsidiary of Neuphoria.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividend or similar transaction.

(3)	Includes rights to acquire shares of common stock of the registrant under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

(5)	The proposed maximum offering price per share of common stock will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.